Exhibit 10.2


                               Exchange Agreement


This Agreement is reached by and between KC Holmes, Heather Stone, Peanut Holdings, a trust, and Minimum Holdings, a trust, who collectively constitute all of the members (the "Members") of Envision Career Services, L.L.C., a Utah limited liability company ("Envision"), Murdock Group Career Satisfaction Corporation, a Utah corporation ("Murdock"), and Envision, in consideration of the mutual promises exchanged herein.


                                    Recitals

Whereas, Murdock is a Utah corporation in good standing which was organized on November 6, 1997, with 100,000,000 shares of class A voting common stock authorized (the "Shares");

Whereas, Mr. Holmes and Ms. Stone with the approval of all Members, entered a Shareholders Agreement dated December 30, 1997, with Murdock and its shareholders pursuant to which the parties agreed that Murdock would, during 1998, combine with Envision in exchange for Shares;

Whereas, the parties desire to accomplish this transaction by causing Murdock to issue Shares directly to the Members in exchange for their membership interest in Envision, thereby acquiring all ownership of Envision;

Whereas, the parties intend that immediately after this transaction, the Members will own and control more than 80% of the outstanding (non-treasury) shares of Murdock, and that the transaction will qualify as a tax-free exchange under applicable sections of the United States Internal Revenue Code;


                             It Is Therefore Agreed


1. Exchange of Shares for Membership Interests. The Members hereby convey all their membership interests in Envision to Murdock in exchange for Shares as set forth in the following table:




              Name                                  Shares Received
              KC Holmes                                   3,672,209
              Heather Stone                               3,672,209
              Peanut Holdings                               430,691
              Minimum Holdings                              430,691
                  Total                                   8,205,800


2. No Warranties. Each party to this Agreement has had the opportunity to examine fully the book, records, and Financial Statements of the others, and is relying solely upon the results of its own investigation. No party makes any warranty respecting the value, if any, of Envision membership interests, Murdock Shares, or Envision's or Murdock's assets and liabilities.


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3. Complete  Agreement.  This  Agreement  constitutes  the entire  understanding between the Members concerning the subject matter hereof, and supersedes any prior agreements. No amendment, change, or variance from this Agreement shall be binding on any party unless mutually agreed in writing by all parties.

4. Governing Law and Legal Action. This Agreement shall be interpreted and construed under the laws relating to the construction and interpretation of contracts of the State of Utah. In the event suit is brought to enforce any provision of this Agreement, the successful party shall recover all costs of suit, including attorney's fees, from the other party.

In Witness Whereof, the Members have subscribed their names to this Agreement, as of this 31st day of May, 1998.



                       Murdock Group Career Satisfaction Corporation

                       /s/KC Holmes
                       ------------
                       By KC Holmes, CEO



                       Envision Career Service, L.L.C.

                       /s/KC Holmes
                       -----------------
                        by KC Holmes, Authorized Member



                       Members

                       /s/KC Holmes
                       ----------------
                       KC Holmes

                       /s/Heather Stone
                       ----------------
                       Heather Stone

                       /s/
                       ----------------
                       Trustee, Peanut Holdings

                       /s/
                       ----------------
                       Trustee, Minimum Holdings


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